                                                                 EXHIBIT m(7)(b)

                                 AMENDMENT NO. 1
                                       TO
                            MASTER DISTRIBUTION PLAN
                                       OF
                         AIM SPECIAL OPPORTUNITIES FUNDS
                                (CLASS B SHARES)
                            (SECURITIZATION FEATURE)

         The Master Distribution Plan (the "Agreement"), dated effective June 24, 1998, as amended, by AIM Special Opportunities Funds, a Delaware business trust, with respect to the Class B Shares of each series of shares of beneficial interest as set forth in the Agreement, is hereby amended as follows:

         Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A
                                       TO
                            MASTER DISTRIBUTION PLAN
                                       OF
                         AIM SPECIAL OPPORTUNITIES FUNDS

                               (DISTRIBUTION FEE)

                                                                                                    MAXIMUM
                                                         ASSET BASED              SERVICE          AGGREGATE
FUND                                                     SALES CHARGE               FEE            ANNUAL FEE
----                                                     ------------             -------          ----------

AIM Mid Cap Opportunities Fund                               0.75%                 0.25%              1.00%
AIM Small Cap Opportunities Fund                             0.75%                 0.25%              1.00%

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: December 7, 1998

                                       AIM SPECIAL OPPORTUNITIES FUNDS

Attest: /s/ [ILLEGIBLE]                By: /s/ ROBERT H. GRAHAM
        ---------------------------        --------------------------------
        Assistant Secretary                Robert H. Graham
                                           President


(SEAL)